SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                     FORM 8-K

                             Current Report Pursuant to Section 13 or 15(d) of
                                        The Securities Act of 1934

                                       Date of Report: March 17, 1998

                                INTERCHANGE FINANCIAL SERVICES CORPORATION
                          (Exact name of registrant as specified in its charter)

NEW JERSEY                        1-10508                     22-2553159
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

PARK 80 WEST/PLAZA TWO, SADDLE BROOK, N.J.                      07663
(Address of principal executive offices)                       (Zip Code)

                                 (201) 703-2265
             (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On February 27, 1998, the registrant issued the following press release increasing quarterly cash dividend and 3 for 2 stock split.

         SADDLE BROOK, New Jersey, February 27, 1998 - On February 26, 1998, Interchange Financial Services Corporation, the holding company for Interchange State Bank, declared an increased quarterly cash dividend of 15 cents per common share payable on April 17, 1998, to holders of record as of March 20, 1998. The dividend will be paid on shares outstanding before the effects of the 3 for 2 stock split. This dividend represents 60 cents per share on an annualized basis. Based upon the price of the stock as quoted on 2/26/98 of $30.00, the yield is
2.0 percent.

         In addition, Interchange declared a 3 for 2 stock split, to be distributed on April 17, 1998, to shareholders of record as of March 20, 1998. The dividend (after considering the effects of the split) will be 10 cents per share per quarter.

         Interchange Financial Services Corporation is a one-bank holding company whose principal subsidiary is Interchange State Bank, a full-service commercial bank in Saddle Brook, New Jersey, with 12 offices throughout Bergen County. Total resources as of 12/31/97 were $548.0 million.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         INTERCHANGE FINANCIAL SERVICES CORPORATION

                           By: S/S ANTHONY LABOZZETTA

                         Anthony Labozzetta, Executive Vice President and CFO

Date:    February 27, 1998